Cytec Acquisition Overview April 2012 Exhibit 99.3

Forward Looking Statement
During the course of this meeting we may make forward-looking statements. All statements that address expectations or projections about the future are forward-
looking statements.
Some of these statements include words such as “expects”, “anticipates,” “plans,”
“intends,” “projects,” and “outlook.” Although they reflect our current expectations, these statements are not guarantees of future performance because they involve a number of risks, uncertainties, and assumptions.
We recommend that you review Cytec’s SEC filings for a discussion of some of the factors which could cause actual results to differ materially from its expectations and projections. This and other Cytec information may be accessed at
www.cytec.com.

Strategic Overview

Creating Value for Our Shareholders
Cytec to Acquire Advanced Composite Materials Company Umeco plc
•
Positions Cytec with an industry-leading portfolio of
advanced composites
•
Quickly establishes critical size in industrial applications
•
Another major step in our portfolio transformation
Immediately Accretive to Cytec Earnings Per Share

Transaction Overview

Expected to close in the third quarter 2012
Cytec Industries Inc. announced its firm intention to acquire all of the outstanding shares of Umeco plc
Valued at approximately $439 million (£274 million based on a 1.60 exchange
All Cash Transaction
rate)
Structured as a “scheme of arrangement” under English law
Cytec expects to finance the acquisition from cash on hand (we drew down
$210M on our revolver shortly before the announcement to satisfy UK offer rules)
Year One Targeted Synergies: Approximately $15M related to raw materials, administrative headcount, and increasing aerospace revenue from available capacity
Future Synergies: Anticipated over time throughout the integration process

Umeco Overview
•
Global provider of advanced composite materials, primarily for industrial and aerospace applications
•
Founded in 1917 and headquartered in the U.K.
•
Structural Materials business focuses on development, manufacture and supply of advanced composite materials
•
Process Materials business focuses on development, manufacture and supply of specialty vacuum bagging materials for the composites industry
•
Fiscal 2011 Revenues: $332 million (£207.4 million); reported 6 months
2012 Revenues of $169 million (£105.7 million)
•
Employees: Approximately 1000 worldwide

Serving the Global Industrial & Aerospace
Composite Industry

Why it’s such a good fit

•
Umeco greatly improves Cytec’s presence in high performance industrial segment
o
Dedicated supply chain well-tailored to the customer needs
o
Application development capabilities enabling quick, effective response
o
Tremendous potential for significant value creation in applications such as Automotive
•
Process Materials business expands our product offering to the composite industry
•
Leverages  Cytec’s technological leadership position in composites
•
Expands Cytec’s position in aerospace sector
•
Consistent with strategy to focus on profitable and growing segments
Acquisition of Umeco will allow Cytec to further
enhance and leverage its position as a technology
leader in advanced composites

CYTEC

Cytec
ENGINEERED MATERIALS
BP Amoco
Cytec fiberite
3M
umeco
CYTEC
FIBERITE
CYANAMID
BASF
DUPONT
BP
DUPONT

Engineered Materials Acquisition History 7 This Transaction Builds on a Proven Formula of Success Global Leadership Build From Organic and Acquisition-Based Growth E M D Fothergill NARMCO

Organization and Management
Upon completion, Cytec will operate Engineered Materials as two reportable segments focusing on Aerospace and Industrial Applications
Aerospace Business
Management
Aerospace Sales &
Commercial Director
Aerospace MFG
Director
Aerospace BU
Functional Support
HPIM BU Functional
Support
HPIM MFG Director
HPIM Sales &
Commercial Director
HPIM business
Management
2011 Pro-Forma Sales M$1,145
Advanced Material Segments – Post Umeco
Shared Advanced Materials R&D Director
Corporate Services & Shared Services
Aerospace
$815
HPIM
$330
~ ~

Roadmap to Completion
Timetable to Closing
•
Subject to the approval of Umeco shareholders as well as other customary conditions, including approvals from relevant regulatory authorities and by the UK
High Court
o
Requires approval of a majority in a number of Umeco shareholders voting, who hold 75% or more of the Umeco shares voted
•
Both companies’ boards of directors have unanimously approved the transaction
•
Commitment representing 30% of the outstanding shares from the 3 largest shareholders
•
Expected to close in the third quarter of 2012

Cytec Corporate Update
•
Announced strong start to 2012
•
Continuing to make progress in evaluation of separation alternatives for
Coating
Resins;
decision will be announced in Q2 with goal of completing
separation by year-end
•
Recently announced purchase of manufacturing capacity in India for In Process
Separation segment
•
Continuing to be disciplined in uses of cash:
o
Funding ongoing capacity expansions in Engineered Materials and In Process
Separation
o
Continuing to pursue  bolt-on strategic acquisitions that strengthen core growth platforms
o
Pay down debt
o
Return of excess cash to shareholders through stock buyback and dividends

Recap

Creating Value for Our Shareholders
Cytec to Acquire Advanced Composite Materials Company Umeco plc
•
Positions Cytec with an industry-leading portfolio of
advanced composites
•
Quickly establishes critical size in industrial applications
•
Another major step in our portfolio transformation
Builds on Cytec’s Leadership Position in Advanced
Composites

CYTEC

CYTEC

Delivering Technology Beyond
Our Customers' Imagination™

CYT: NYSE